INSTRUMENT OF GRANT OF NON-QUALIFIED STOCK OPTION

INSTRUMENT OF GRANT dated as of the 13th day of June, 2013 (the “Effective Date”), from TechPrecision Corporation, a Delaware corporation (the “Company”), to:  [___________] (“Optionee”).

W I T N E S S E T H:

WHEREAS, the Company has, on the date of this Instrument of Grant, granted Optionee a non-qualified stock option to purchase from the Company shares of the Company’s common stock, par value $.0001 per share (“Common Stock”).

WHEREFORE, the Company does hereby grant to the Optionee the following Option:

1. Stock Option.  Subject to the terms and conditions set forth in this Instrument of Grant, the Company hereby grants to the Optionee a non-qualified stock option (the “Option”) to purchase from the Company fifty thousand (50,000) shares (the “Optioned Shares”) of Common Stock at an exercise price (the “Exercise Price”) of $0.67 per share.

2. Exercise Period. Provided the Optionee remains in continuous service as a director of the Company through each applicable vesting date, the Option shall vest and become exercisable as follows: (i) Sixteen thousand, six hundred and sixty six (16,666) of the Optioned Shares shall vest and be exercisable as of the Effective Date; (ii) an additional Sixteen thousand, six hundred and sixty seven (16,667) of the Optioned Shares shall vest and be exercisable on June 13th, 2014; and (iii) the remaining Sixteen thousand, six hundred and sixty seven (16,667) of the Optioned Shares shall vest and be exercisable on June 13th, 2015. The Option shall expire and terminate at 5:00 P.M., New York City time, on June 13th, 2023 (the “Exercise Period”); provided, however, that if such date is a day on which banks in the City of New York are authorized or permitted to be closed, then the Exercise Period shall end at 5:00 P.M. New York City time on the next day which is not such a day.

3. Termination.  This Option shall terminate, and Optionee shall have no further rights under this Option, at the expiration of the Exercise Period, except to the extent that it may be terminated prior as follows:

(a) Termination by Death.  Notwithstanding Section 2, if the Optionee’s service as a director of the Company terminates by reason of death, the Option may thereafter be exercised, to the extent the Option was vested and exercisable at the time of death (or on such accelerated basis as the Committee may determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one year (or such other period as the Committee may specify at or after grant) from the date of such death or until June 13th, 2023, whichever period is the shorter.

(b) Termination by Reason of Disability.  Notwithstanding Section 2, if the Optionee’s service as a director of the Company terminates by reason of a Disability, the Option may thereafter be exercised by the Optionee, to the extent it was vested and exercisable at the time of termination (or on such accelerated basis as the Committee may determine at or after grant), for a period of one year (or such other period as the Committee may specify at or after grant) from the date of such termination of employment or until June 13th, 2023, whichever period is the shorter; provided, however, that, if the Optionee dies within such one-year period (or such other period as the Committee shall specify at or after grant), the unexercised portion of the Option shall thereafter be exercisable to the extent it was exercisable at the time of death for a period of one year from the date of such death or until June 13th, 2023, whichever period is the shorter.

(c) Other Termination.  Notwithstanding Section 2, unless otherwise determined by the Committee at or after grant, if the Optionee’s service as a director of the Company terminates for any reason other than death or Disability, the Option shall thereupon terminate; provided, however, that if the Optionee’ service as a director of the Company is involuntarily terminated by the Company without Cause, the Option may be exercised, to the extent vested and exercisable on the date of termination, for a period of three months (or seven months in the case of a person subject to the reporting and short-swing profit provisions of Section 16 of the Exchange Act) from the date of such termination or until June 13, 2023, whichever is shorter.

4. Manner of Exercise.

(a) The Option shall be exercised by written notice of exercise in the form of Exhibit A to this Instrument of Grant addressed to the Company and signed by the Optionee and delivered to the Company along with this Instrument of Grant and payment in full of the Exercise Price (plus any required tax withholding) of the Optioned Shares as to which the Option is being exercised. If the Option is exercised in part only, the Company will either issue a new Instrument of Grant with respect to the unexercised portion of the Option or shall make a notation on this Instrument of Grant reflecting the partial exercise.

(b) The Exercise Price (plus any required tax withholding) is payable by certified or official bank check or by personal check; provided, however, that no Optioned Shares shall be issued to Optionee until the Company has been advised by its bank that the check has cleared.

(c) In the discretion of the Board of Directors or the Committee determined at the time of exercise, the Option may also be exercised by (i) the delivery to the Company of shares of Common Stock having a fair market value, as of the date of exercise, equal to the Exercise Price (plus any required tax withholding) of the Optioned Shares to the extent that the Option is being exercised, (ii) payment of the Exercise Price of the Optioned Shares and/or any required tax withholding with Optioned Shares by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell Optioned Shares and to promptly deliver all or part of the sales proceeds to the Company in payment of the aggregate Exercise Price and/or the amount necessary to satisfy any required tax withholding or (iii) payment of the Exercise Price of the Optioned Shares and/or any required tax withholding by means of a “net exercise” procedure whereby the Company shall deliver to Optionee Optioned Shares having a fair market value, as of the date of exercise, equal to the excess, if any, of (A) the fair market value of such Shares on the date of exercise of the Option over (B) the sum of the aggregate Exercise Price for such Shares, plus any required tax withholding amounts for such exercise.

5. Adjustment Provisions.

(a) The number of shares of Common Stock subject to the Option and the Exercise Price shall be equitably adjusted in the event of a stock dividend, stock split, stock distribution, reverse split or other combination of shares, recapitalization or otherwise, which affects the Common Stock.

(b) Notwithstanding any other provision of this Instrument of Grant, in the event that, as a result of any merger, consolidation, sale of assets or similar transaction, all of the holders of Common Stock of the Company receive and are entitled to receive no consideration other than cash and/or a class of securities which is traded on the OTC Bulletin Board, the Nasdaq Stock Market or the New York or American Stock Exchange, in respect of their shares of Common Stock, then, at the effective time of the transaction, the rights to purchase Common Stock pursuant to the Option shall terminate, and Optionee shall receive in respect of each Optioned Share the amount by which the value of the consideration per share of Common Stock payable to the holders of Common Stock, as determined by the Company’s board of directors, exceeds the Exercise Price in effect on the effective date of such transaction.  In the event that, in such a transaction, the value of the consideration to be received per share of Common Stock is equal to or less than the Exercise Price, the Option shall automatically terminate and no consideration will be paid with respect thereof.

6. Transferability. The Option is not transferable by Optionee except that, in the event of Optionee’s death or incompetence, the Option may be exercised by Optionee’s legal representative or by the persons to whom the Option is transferred by will or the laws of descent and distribution.

7. No Rights As a Stockholder.  Optionee shall have no interest in and shall not be entitled to any voting rights or any dividend or other rights or privileges of a stockholder of the Company with respect to any shares of Common Stock issuable upon exercise of this Option prior to the exercise of this Option and payment of the Exercise Price of the Optioned Shares.

8. No Rights to Continued Service.  Nothing in this Instrument of Grant shall be constructed to grant Optionee any rights to continue as a director of the Company.

9. Legality. Anything in this Option to the contrary notwithstanding, Optionee agrees that he or she will not exercise the Option, and that the Company will not be obligated to issue any shares of Common Stock pursuant to this Option, if the exercise of the Option or the issuance of such shares shall constitute a violation by Optionee or by the Company of any provisions of any law or of any regulation of any governmental authority. Any determination by the Board of Directors or the Committee, if appointed, shall be final, binding and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of the Option or the issuance of shares pursuant thereto to comply with such law or regulation. In this connection, Optionee understands that, unless the issuance of the Optioned Shares is registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”), the Optioned Shares, if and when issued, will be restricted securities, as defined in Rule 144 of the Securities and Exchange Commission pursuant to the Securities Act. The Company shall not be required to issue any Optioned Shares if the issuance thereof is not permitted pursuant to the Securities Act.

10. Action by Company. The existence of the Option shall not effect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11. Interpretation.

(a) As a condition of the granting of the Option, Optionee and each person who succeeds to Optionee’s rights hereunder, agrees that any dispute or disagreement which shall arise under or as a result of or pursuant to this Option shall be determined by the Committee in its sole discretion and that any interpretation by the Committee of the terms of this Agreement shall be final, binding and conclusive. If no Committee is acting, its functions shall be performed by the Board of Directors, and each reference in this Option to the Committee shall, in that event, be deemed to refer to the Board of Directors.

(b) Although the Option was not granted pursuant to the Company’s 2006 Long-Term Incentive Plan, as amended from time to time (the “Plan”), Articles 1-2 and 11-14 of the Plan shall apply to the Option as if the Option had been granted pursuant to the terms of the Plan.

12. Notice. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and any be delivered personally or by mail, postage prepaid, addressed as follows: to the Company, at 3477 Corporate Parkway, Suite 140, Center Valley, PA 18034, Attention: Chief Financial Officer, or at such other address as the Company, by notice, may designate in writing from time to time; to Optionee, at the address shown on the records of the Company or at such other address as Optionee, by notice to the Company, may designate in writing from time to time.

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IN WITNESS WHEREOF, the Company has executed this Instrument of Grant as of the date first above written.

TECHPRECISION CORPORATION.

By:________________________________
Richard F. Fitzgerald, Chief Financial Officer

Optionee:

_________________________________________
Name: [__________]

Address:
c/o Tech Precision Corporation
3477 Corporate Parkway, Suite 140
Center Valley, PA 18034

Exhibit A

Date:

TechPrecision Corporation
3477 Corporate Parkway
Suite 140
Center Valley, PA 18034
Attention: Chief Financial Officer

Re: Stock Option Exercise - Instrument of Grant Dated as of June 13, 2013

Ladies and Gentlemen:

I hereby exercise the above-referenced option to the extent of _________ shares, and I am tendering with this Notice full payment of the Exercise Price in the manner provided in Paragraph 4 of the Instrument of Grant of Non-Qualified Stock Option with respect to the Optioned Shares as to which this Option is being exercised. I further represent and warrant to the Company that I am aware of the tax consequences of my exercise of the option.

Very truly yours,

__________________________
Name: [________]

Schedule of Differences Other than the name of the respective director, each Option Award Agreement executed with the directors listed below is substantially the same as this form and with each other:

Optionee
Philip A. Dur
Michael Holly
Andrew A. Levy
Robert G. Isaman